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                                  EXHIBIT 12
                  CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
        STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (in thousands of dollars)

                                                                                    For the Year
                                                      For the Nine Months Ended        Ended            For the Years Ended
                                                            November 30,            February 29,            February 28,
                                                     ---------------------------   --------------   ---------------  -----------
                                                        2000          1999             2000             1999            1998
                                                     -----------   -----------      -----------     ------------     -----------
Earnings: (a)
  Income before provision for income taxes            $ 131,609     $ 103,078        $ 128,959        $ 104,430        $ 79,881
  Add fixed charges                                      86,887        83,069          114,045           46,497          35,851
                                                     -----------   -----------      -----------     ------------     -----------
    Earnings                                          $ 218,496     $ 186,147        $ 243,004        $ 150,927       $ 115,732
                                                     ===========   ===========      ===========     ============     ===========

Fixed Charges:
  Interest on debt and capitalized leases              $ 83,051      $ 80,291        $ 110,017         $ 43,537        $ 32,917
  Amortization of direct financing costs                  2,317         1,483            2,215            1,867           2,082
  Amortization of discount on debt                          371           316              427              388             352
  Interest element of rentals                             1,148           979            1,386              705             500
                                                     -----------   -----------      -----------     ------------     -----------
    Total fixed charges                                $ 86,887      $ 83,069        $ 114,045         $ 46,497        $ 35,851
                                                     ===========   ===========      ===========     ============     ===========

Ratio of Earnings to Fixed Charges                          2.5           2.2              2.1              3.2             3.2
                                                     ===========   ===========      ===========     ============     ===========

                                                                            For the Six         For the Year
                                                     For the Years Ended    Months Ended           Ended
                                                        February 28,        February 29,         August 31,
                                                      -----------------   -----------------   ----------------
                                                            1997                1996                1995
                                                      -----------------   -----------------   ----------------
Earnings: (a)
  Income before provision for income taxes                    $ 79,160            $ 13,630           $ 62,626
  Add fixed charges                                             37,074              18,684             27,337
                                                           ------------        ------------        -----------
    Earnings                                                 $ 116,234            $ 32,314           $ 89,963
                                                           ============        ============        ===========

Fixed Charges:
  Interest on debt and capitalized leases                     $ 34,473            $ 17,447           $ 25,121
  Amortization of direct financing costs                         2,112               1,046              1,881
  Amortization of discount on debt                                 112                   -                  -
  Interest element of rentals                                      377                 191                335
                                                           ------------        ------------        -----------
    Total fixed charges                                       $ 37,074            $ 18,684           $ 27,337
                                                           ============        ============        ===========

Ratio of Earnings to Fixed Charges                                 3.1                 1.7                3.3
                                                           ============        ============        ===========
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(a)   For the purpose of calculating the ratio of earnings to fixed charges,
      "earnings" represent income before provision for income taxes plus fixed charges. "Fixed charges" consist of interest expensed and capitalized, amortization of debt issuance costs, amortization of discount on debt, and the portion of rental expense which management believes is representative of the interest component of lease expense.